Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Super League Gaming, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	7,379,300	$1.215	$8,965,850	0.0000927	$831.13

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$8,965,850		$831.13
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$831.13

(1)

Pursuant to Rule 416 under the Securities Act, this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)	The amount to be registered includes 7,379,300 Conversion Shares of Common Stock issuable upon exercise of outstanding convertible notes.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported by The Nasdaq Capital Market on June 6, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(1)	Fee Paid with Fee Offset Claimed

Fees Offset Claims
Fees Offset Sources

Fees Offset Claims
Fees Offset Sources